Exhibit 99.2

HIBBETT SPORTS, INC.
NOMINATING AND CORPORATE GOVERNANCE
 COMMITTEE CHARTER

I. Purpose of the Nominating and Corporate Governance Committee
The purpose of the Hibbett Sports, Inc. (the "Company") Nominating and Corporate Governance Committee (the "Committee") is to advise the Board of Directors (the "Board") on the composition, organization, effectiveness, and compensation of the Board and its committees and on other issues relating to the Company's corporate governance.
II. Composition of the Committee
The Committee will have a minimum of three directors, including a chairman appointed by the Board (the "Chairman"). All of the members of the Committee shall meet the independence requirements of the NASDAQ Stock Market, as determined by the Board and, if desired, qualify as "non- employee directors" under the rules and regulations of the Securities and Exchange Commission, as determined by the Board.
Each member should be able to adequately perform the Committee's duties and responsibilities as outlined above and be knowledgeable of the Company's business.
Should any vacancies occur on the Committee, the Chairman shall recommend a replacement to the Board.  The Board may remove a Committee member from the membership of any Committee at any time with or without cause.

III.   Number and Nature of Meetings
The Committee will strive to effectively use valuable meeting time through appropriate planning by the Chairman, establishment of a focused agenda and advance distribution of relevant materials/information.
The Committee will meet at least annually and at such other times as may be requested by its Chairman. Committee members may participate in Committee meetings in person or via or teleconference.
The Chairman will report from time to time to the Board on Committee actions and on the fulfillment of the Committee's duties under its Charter. The Chairman shall designate a person to keep minutes of all Committee meetings except for executive sessions, which will be made available to all Board members upon their request.
The Chairman will prepare an agenda for all regular Committee meetings. The agenda and all materials to be reviewed at the meeting should be received by the Committee members as far in advance of the meeting day as practicable.

IV.  Authority
The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent advisors. The Company shall provide for appropriate funding for such advisors.
The Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, provided that decisions of such subcommittee shall be presented to the full Committee at its next scheduled meeting.

The Committee shall make regular reports to the Board. The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Committee shall annually review the Committee's own performance.

V. Duties & Responsibilities
In furtherance of the Committee's purposes, and in addition to any other responsibilities which may be assigned by the Board from time to time hereunder, the Committee shall have the following duties and responsibilities:

A.            Director Nominations

•	establish criteria for the selection of directors;

•	identify individuals qualified to become Board members, and consider candidates properly recommended by the Company's stockholders;

•	recommend to the Board of Directors selected nominees to stand for election at meetings of the stockholders or to be appointed by the Board to fill vacancies;

•	make recommendations regarding procedures for the nomination process;
B.            Board and Committee Effectiveness

•	conduct an annual performance self-evaluation of the corporate governance and nominating functions of the Committee;

•	establish criteria and processes for, and lead the Board in, the Board's annual performance self-evaluation;

•	conduct an annual review of each of the directors on the Board including the Chief Executive Officer ("CEO") in the event the CEO is a director ;

•	review requests of any executive officer or director to serve on the board of directors of any other publicly-traded company;

C.            Board Structure and Director Compensation
•	review and make recommendations to the Board with respect to, the size, structure, composition, independence, processes and practices of the Board and its standing committees;
•	make recommendations to the Board regarding the number of standing and temporary committees and the duties and responsibilities of those committees;
•	recommend committee assignments to the Board, including rotation or reassignment of any chair or committee member;
•
make recommendations regarding policies for compensation (including equity) and equity ownership guidelines for Board members who are not employees, in line with the Company's overall strategies for risk management; and

•	establish and review guidelines for reimbursing directors for expenses, including travel costs of attending Board and committee meetings;
D.            Corporate Governance
•
monitor current developments in the regulation and practice of corporate governance, with the assistance of company counsel, including NASDAQ listing standards and Securities and Exchange Commission regulations, and make recommendations to the Board on all matters of corporate governance;

•	review and assess the adequacy of the Corporate Governance Guidelines and recommend any proposed changes to the Board for approval;

•	interpret the foregoing Corporate Governance Guidelines as needed;
E.            Stockholder Communications and Disclosure

•
establish procedures for receipt of communications from stockholders and, as appropriate, recommend to the Board actions to be taken in response to such communications, including formal shareholder proposals; and

•
assist management in the preparation of the disclosure in the Company's annual proxy statement and other documents filed with the SEC regarding director independence and the operations of the Committee.

As adopted by the Company's Board of Directors at their meeting on May 29, 2014.

End of Exhibit 99.2